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                                                                   EXHIBIT 10.9



                             SECURED PROMISSORY NOTE

$10,000,000.00                                       Note No.
                                                      Farmington Hills, Michigan

Due Date: March 30, 2001                             Dated: As of March 31, 2000

         FOR VALUE RECEIVED, on the Due Date, BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation, and DYNEX FINANCIAL, INC., a Virginia corporation, (individually and collectively the "Borrower"), severally, and jointly and severally promise to pay to the order of MICHIGAN NATIONAL BANK, a national banking association (the "Bank"), at its office set forth below or at such other place as Bank may designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or such lesser amount as may be outstanding under the Credit Agreement of even date herewith between Borrower and Bank (the "Credit Agreement"), plus interest as hereinafter provided, all in lawful money of the United States of America as follows:

1. The unpaid principal balance of this promissory note ("Note") shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a per annum rate of interest (the "Effective Interest Rate") which is equal to 200 basis points (or, 2.00%) in excess of the Trailing Rate Average LIBOR (as hereafter defined). As used herein, "Trailing Rate Average LIBOR" means the 30-day trailing average daily London Interbank Offered Rate for one month U.S. Dollar denominated deposits offered by major banks in the London, United Kingdom, market at 11:00 a.m. London Time, as reported by one of the following sources, selected by Bank on an availability basis, in descending order of priority: (1) the Dow Jones Telerate System "LIBOR Page" report of such interest rates as determined by Reuter's News Service; (2) the Dow Jones Telerate System "Page 3750" report of such interest rates as determined by the British Bankers Association; or (3) The Wall Street Journal, Midwest Edition, report of such interest rate; or (4) any other generally accepted authoritative source as Bank may reference. The said 30-day trailing average will be updated by Bank each Business Day by adding the most recently reported London Interbank Offered Rate on one month U.S. Dollar deposits and by subtracting the oldest reported rate on said deposits.




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         This Note is executed and delivered pursuant to the Credit Agreement, the terms of which are incorporated herein as if fully set forth herein, and all capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

         As provided in the Credit Agreement, the Borrower may make voluntary prepayments hereon at any time and in some cases must make mandatory prepayments hereon.

         Advances of principal, repayment, and readvances may be made under this Note from time to time, but Bank, in its sole discretion, may refuse to make advances or readvances hereunder during any period(s) this Note is in default. All advances made hereunder shall be charged to a loan account in Borrower's name on Bank's books, and Bank shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. From time to time, Bank shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Bank receives a written statement of exceptions from Borrower within thirty (30) days after such statement has been furnished.

         Upon the occurrence of any default or Event of Default and the expiration of any applicable cure period as described in the Credit Agreement, this Note and all other obligations and Indebtedness of Borrower to Bank (whether absolute or contingent, direct or indirect, present or future, and howsoever evidenced) at Bank's option, will immediately become due and payable, and all without formal demand, presentment or notice of any kind, all of which are expressly waived.

         Borrower shall not be required to pay interest at a rate greater than the maximum allowed by law and any interest payment received by Bank which exceeds the maximum legal rate, shall be automatically credited upon the unpaid principal balance of the Note, or, if there is no principal then outstanding on this Note, returned to Borrower.

         Upon the occurrence of any Event of Default as described in the Credit Agreement, the unpaid principal balance of this Note shall bear interest at a rate which is two percent (2%) greater than the Effective Interest Rate otherwise applicable. If any payment under this Note is not paid within ten (10) days after the date due, at the option of Bank a late charge of not more than five cents ($.05) for each dollar of the installment past due may be charged by Bank.

         Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Bank's acceptance of any such partial payment shall not constitute a waiver of Bank's right to receive the entire amount due. Borrower does hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Bank diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Bank with respect to payment or any other provisions of this Note, and to the release of any



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collateral or any part thereof, with or without substitution. The liability of the Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note shall be deemed to have been executed in Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

         Reference is hereby made to the Credit Agreement for additional terms and conditions relating to this Note.

                                          BINGHAM FINANCIAL SERVICES CORPORATION



                                          By: /s/ Ronald A. Klein
                                             -----------------------------------

                                          Title: CEO
                                                --------------------------------


                                                Tax ID #

                                          DYNEX FINANCIAL, INC.



                                          By: /s/ J. Peter Scherer
                                             -----------------------------------

                                          Title: President
                                                --------------------------------
                                                Tax ID #

Bank Address:

27777 Inkster Road (10-02)
Farmington Hills, MI 48333-9065